Exhibit 10.1

WAIVER AND AMENDMENT (this “Amendment”) dated as of March 30, 2004 to the Credit Agreement dated as of August 4, 1999, as amended and restated as of November 25, 2003 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), among ON SEMICONDUCTOR CORPORATION (formerly known as SCG HOLDING CORPORATION, “Holdings”), SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC (the “Borrower”), the LENDERS party thereto, and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as administrative agent.

A. Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

B. Holdings and the Borrower have requested that the Lenders agree to (a) waive the provisions of the Credit Agreement with respect to the prepayment of Tranche E Term Loans with 50% of the Net Proceeds of the issuance of certain Equity Interests by Holdings or Permitted Convertible Debt and (b) amend certain provisions of the Credit Agreement to (i) permit the Borrower to purchase, redeem and retire a portion of the First Lien Notes, the Second Lien Notes and the Subordinated Debt with the proceeds of such Equity Interests or Permitted Convertible Debt and (ii) permit the Borrower to incur Indebtedness for the purpose of refinancing First Lien Notes, Second Lien Notes and Subordinated Debt.

C. The undersigned Lenders are willing so to waive such provisions and to amend the Credit Agreement pursuant to the terms and subject to the conditions set forth herein.

D. Capitalized terms used but not defined herein have the meanings assigned to them in the Credit Agreement, as amended hereby.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Section 1.01. Section 1.01 of the Credit Agreement is amended by adding the following defined terms in the appropriate alphabetical order:

“Permitted Refinancing Indebtedness” means Indebtedness of the Borrower incurred to refinance all or any portion of the First Lien Notes, the Second Lien Notes or the Subordinated Debt; provided that:

(a) such refinancing Indebtedness matures no earlier than, and does not require any scheduled principal payments prior to, the scheduled maturity date of the Indebtedness being refinanced;

(b) such refinancing Indebtedness is issued in a capital market transaction;

(c) the principal amount of such refinancing Indebtedness does not exceed the principal amount of the Indebtedness being refinanced plus the amount of any applicable redemption premiums and any fees (other than fees payable to Affiliates) and expenses incurred in connection with the issuance of such refinancing Indebtedness;

(d) the Indebtedness being refinanced is redeemed, repaid or repurchased during the Refinancing Period, and is thereupon canceled and retired, provided that the proceeds of such refinancing Indebtedness may, at the Borrower’s option, be used to prepay Tranche E Term Loans;

(e) if the Indebtedness being refinanced is not redeemed, repaid or repurchased on the date that such refinancing Indebtedness is incurred, then the proceeds of such refinancing Indebtedness shall be segregated and held pursuant to an arrangement reasonably satisfactory to the Administrative Agent to ensure that such proceeds are so applied during the Refinancing Period;

(f) at the time of and after giving effect to the incurrence of such refinancing Indebtedness, no Default has occurred and is continuing, and the incurrence of such refinancing Indebtedness and the refinancing of the Indebtedness being refinanced is permitted by the terms of all other Indebtedness of the Borrower and its Subsidiaries (including the First Lien Notes, the Second Lien Notes and the Subordinated Debt);

(g) the Administrative Agent is reasonably satisfied that the terms of such refinancing Indebtedness are no more restrictive in any material respect, or adverse to the interests of the Lenders in any material respect, than the terms of the Indebtedness being refinanced;

(h) such refinancing Indebtedness is no more senior than the Indebtedness being refinanced, it being understood that (i) in the case of a refinancing of First Lien Notes or Second Lien Notes, such refinancing Indebtedness may share in the Collateral securing the Obligations on the same basis as the Second Lien Notes subject to intercreditor arrangements that, in the reasonable judgment of the Administrative Agent, are no less favorable to the Lenders than those applicable to the Second Lien Notes, (ii) except as provided in clause (i) above, such refinancing Indebtedness shall be unsecured and (iii) in the case of a refinancing of Subordinated Debt, such refinancing Indebtedness shall be subordinated to the Obligations on terms no less favorable to the Lenders than the terms of the Subordinated Debt; and

(i) if such refinancing Indebtedness is Guaranteed by any Subsidiary, such Subsidiary shall have Guaranteed the Obligations and such Subsidiary’s Guarantee shall comply with the conditions and restrictions applicable to the refinancing Indebtedness Guaranteed thereby as set forth above.

“Refinancing Period” means the period from and including the date of issuance of any Permitted Refinancing Indebtedness or consummation of the Specified 2004 Securities Offering and to and including September 30, 2004.

“Specified 2004 Securities Offering” means one or more offerings and sales by Holdings of (a) its common stock, par value $0.01 per share, pursuant to a registration statement on Form S-3 to be filed with the Securities and Exchange Commission, (b) Permitted Convertible Debt

or (c) a combination thereof, in any event, in an aggregate amount (together with the aggregate principal amount of Permitted Refinancing Indebtedness) not to exceed $300,000,000, provided that (i) such securities are issued on or prior to September 30, 2004, (ii) all Net Proceeds of such securities must be applied during the Refinancing Period for the purpose of purchasing, redeeming and retiring a portion of the First Lien Notes, the Second Lien Notes, the Subordinated Debt or a combination thereof (or, at the Borrower’s option, to prepay Tranche E Term Loans), and (iii) any proceeds required to be applied as described in clause (ii) above and not so applied on the date of receipt shall be segregated and held pursuant to an arrangement reasonably satisfactory to the Administrative Agent to ensure that such proceeds are so applied during the Refinancing Period (or, at the Borrower’s option, to prepay Tranche E Term Loans).

SECTION 2. Additional Amendments to Section 1.01. Section 1.01 of the Credit Agreement is further amended as follows:

(a) Clause (c) of the definition of “Prepayment Event” is amended to insert the text “that does not constitute Permitted Refinancing Indebtedness” after the text “Permitted Convertible Debt”.

(b) The definition of “Permitted Convertible Debt” is amended to insert the text “ or of Holdings and the Borrower” after the text “Indebtedness of Holdings”.

SECTION 3. Amendments to Section 6.01. Section 6.01(a) of the Credit Agreement is amended as follows:

(a) Clause (xiv) is amended by deleting the text “and” at the end thereof.

(b) Clause (xv) is amended by substituting the text “; and” for the text “.”.

(c) Section 6.01(a) is further amended by inserting the following new clause (xvi) at the end thereof:

(xvi) Permitted Refinancing Indebtedness incurred prior to September 30, 2004, provided that the aggregate principal amount of Permitted Refinancing Indebtedness plus the aggregate proceeds from any Specified 2004 Securities Offering shall not exceed $300,000,000.

SECTION 4. Amendments to Section 6.08. Section 6.08(b) of the Credit Agreement is hereby amended as follows:

(a) Clause (vi) is amended by deleting the text “and” at the end thereof.

(b) Clause (vii) is amended by substituting the text “; and” for the text “.”.

(c) Section 6.08(b) is further amended by inserting the following new clause (viii) at the end thereof:

(viii) payments on account of the purchase, redemption or retirement of any First Lien Notes, Second Lien Notes or Subordinated Debt with the Net Proceeds of the

Specified 2004 Securities Offering, provided that (A) after giving effect to such purchase, redemption or retirement, no Default or Event of Default shall have occurred and be continuing and (B) any such purchase, redemption or retirement shall be made during the Refinancing Period and otherwise in compliance with the provisions of the First Lien Note Indenture, Second Lien Note Indenture or the Subordinated Debt Documents, as applicable (it being understood and agreed that any First Lien Notes, Second Lien Notes or Subordinated Debt purchased pursuant to this clause (viii) shall immediately be canceled).

SECTION 5. Waiver. The undersigned Lenders hereby waive the provisions of Section 2.11(c)(i)(C) of the Credit Agreement with respect to the prepayment of Tranche E Term Borrowings with 50% of the Net Proceeds of the Specified 2004 Securities Offering and consent to the application of the Net Proceeds of the Specified 2004 Securities Offering as contemplated herein. Such waiver shall automatically expire if the Specified 2004 Securities Offering is not consummated on or prior to September 30, 2004.

SECTION 6. Amendment Fee. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Amendment at or prior to 4:00 p.m., New York City time, on March 30, 2004, an amendment fee in an amount equal to 0.05% of the sum of such Lender’s Revolving Commitment and outstanding Tranche E Term Loans as of the date this Amendment becomes effective, provided that such fee shall not be payable unless and until this Amendment becomes effective as provided in Section 8.

SECTION 7. Representations and Warranties. Each of Holdings and the Borrower represents and warrants to the Administrative Agent and to each of the Lenders that:

(a) This Amendment has been duly authorized, executed and delivered by each of Holdings and the Borrower and constitutes a legal, valid and binding obligation of Holdings and the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) After giving effect to this Amendment, each of the representations and warranties of Holdings and the Borrower set forth in the Loan Documents is true and correct on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct as of such earlier date.

(c) Immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.

SECTION 8. Conditions to Effectiveness. This Amendment shall become effective on the date that any Permitted Refinancing Indebtedness is incurred or any Equity Interests are issued pursuant to the Specified 2004 Securities Offering (which date shall not be later than September 30, 2004), subject to satisfaction of the following conditions on or prior to such date: (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of Holdings, the Borrower and the Required Lenders, and (b) all fees and other amounts due and payable in connection with this Amendment or the Credit Agreement, including to the extent invoiced in writing to the Borrower at least two Business Days prior to such date, reimbursement or payment of all reasonable, documented, out-of-pocket expenses (including fees, charges and disbursements of counsel or other advisors) required to be paid or reimbursed by any Loan Party, shall have been paid or reimbursed, as applicable.

SECTION 9. Credit Agreement. Except as specifically waived or amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended or modified hereby. This Amendment shall be a Loan Document for all purposes.

SECTION 10. Applicable Law; Waiver of Jury Trial. (A) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(B) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 9.10 OF THE CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

SECTION 11. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Amendment by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

SECTION 12. Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable, documented, out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 13. Headings. The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

ON SEMICONDUCTOR CORPORATION,

By	/s/ DONALD COLVIN
Name:	Donald Colvin
Title:	Sr. Vice President & Chief Financial Officer

SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC,

By	/s/ DONALD COLVIN

Name:	Donald Colvin
Title:	Sr. Vice President & Chief Financial Officer

JPMORGAN CHASE BANK, individually and as Administrative Agent,

By	/s/ EDMOND DEFOREST

Name:	Edmond DeForest
Title:	Vice President

SIGNATURE PAGE TO AMENDMENT AND WAIVER DATED AS OF MARCH 30, 2004, TO THE CREDIT AGREEMENT DATED AS OF AUGUST 4, 1999, AS AMENDED, AND RESTATED AS OF NOVEMBER 25, 2003, AMONG ON SEMICONDUCTOR CORPORATION, SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC, THE LENDERS PARTY THERETO, AND JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT.

Name of Institution: Galaxy CLO 1999-1, Ltd.

By:	AIG Global Investment Corp. as Collateral Agent

By	/s/ JOHN G. LAPHAM, III
Name:	John G. Lapham, III
Title:	Managing Director

[Not included in this filing are numerous signature pages for the numerous banks that are Lenders under the Credit Agreement.]